UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2015
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, California 94583
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On February 19, 2015, Five9, Inc. (the “Company”), its subsidiary, Five9 Acquisition LLC, Fifth Street Finance Corp. and Fifth Street Mezzanine Partners V, L.P. entered into a second amendment (the “Second Amendment”) to their Loan and Security Agreement, dated as of February 20, 2014 (the “Fifth Street Agreement”), that extends to February 20, 2016 the date by which the Company can draw the $10.0 million in funds that remain available under the Fifth Street Agreement.
The Company paid the lenders under the Fifth Street Agreement an amendment fee of $100,000 in connection with the Second Amendment.
Except as noted above, the material terms of the Fifth Street Agreement, which were previously described in the notes to condensed consolidated financial statements in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2014, and in the Current Report on Form 8-K filed with the Commission on December 18, 2014, remain substantially unchanged.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Relationships
Fifth Street Finance Corp. and Fifth Street Mezzanine Partners V, L.P. are entitled to registration rights under the Company’s Eighth Amended and Restated Stockholders’ Agreement, dated as of October 28, 2013, as amended.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Report is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated February 19, 2015, by and between Five9, Inc., Five9 Acquisition LLC, Fifth Street Finance Corp. and Fifth Street Mezzanine Partners V, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: February 25, 2015	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated February 19, 2015, by and between Five9, Inc., Five9 Acquisition LLC, Fifth Street Finance Corp. and Fifth Street Mezzanine Partners V, L.P.